SERIES A CONVERTIBLE PREFERRED

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT is entered into as of February 18, 2005, by and between Medsonix, Inc, a Nevada corporation (the “Company”); and DaVinci-Franklin Fund I, LLC, a Nevada limited liability company (“DFF-I”).

WHEREAS, the Company has authorized the sale to DFF-I as satisfaction of the total investment amount of $250,000 paid to the Company, 625,000 shares of Preferred stock, $0.001 par value per share (“Preferred Stock”); and

WHEREAS, DFF-I has indicated a desire to purchase the Preferred Stock; and

WHEREAS, the Company has indicated a desire to sell such shares of Preferred Stock to DFF-I and the Company has agreed, on the terms set forth herein.

NOW, THEREFORE, for and in consideration of the mutual consents and agreements herein contained, the parties hereto do hereby covenant and agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

1.1

PURCHASE AND SALE. Subject to the terms and conditions hereinafter set forth, at the Closing (as defined below) the Company shall issue and sell to DFF-I and DFF-I shall purchase from the Company 625,000 shares (the “Purchased Shares”) of Preferred Stock at a price per share of $0.40 for total consideration of $250,000. The Preferred Stock shall have the rights, terms and privileges set forth in the Company’s Articles of Incorporation and the Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock.

1.2

CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Articles V and VI hereof, a closing (the “Closing”) of the sale and purchase of the Purchased Shares shall take place at the offices of the Securities Law Institute, 770 East Warm Springs Road, Suite 250, Las Vegas, NV 89119, at 10:00 A.M., on February 18, 2005, or such other date, time and place as shall be mutually agreed upon by the Company and DFF-I (the “Closing Date”). At the Closing, the Company will deliver the Purchased Shares being acquired by DFF-I in the form of a certificate issued in DFF-I’s name upon receipt by the Company of payment of the full purchase price therefor by or on behalf of DFF-I to the Company by certified check or by wire transfer of immediately available funds to an account designated in writing by the Company.

1.3

CONVERSION RIGHTS. DFF-I as the holder of the Preferred Stock shall have the right to convert the Preferred Stock, at its sole option, at any time, into shares of the Company’s Common Stock. The total number of shares of Common Stock into which the Preferred Stock may be converted will be on a one-to-one basis to the Preferred Stock. All the Preferred Stock will be automatically converted into shares of the Company’s Common Stock in the event the Company commences Trading of its Common Stock on a National Securities Exchange (AMEX, Nasdaq, NYSE) or other Quotation Service (OTC:BB, Pink Sheets) and maintains a price of $1.00 per share for a period of 90 consecutive trading days.

1.4

USE OF PROCEEDS. As an integral part of the purpose and structure of the financing contemplated herein, the Company shall use the proceeds received upon the sale of the Purchased Shares at the Closing for the purposes set forth in the Budget attached to the Investor Rights Agreement as Exhibit A thereto. It is understood that the Company shall be free to use such proceeds for any legal corporate purpose set forth in the Budget; provided, however, that the prior approval of the Company’s board of directors shall be required for any expenditure, which individually is in excess of $10,000.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce DFF-I to purchase the Purchased Shares, the Company makes the following representations and warranties, which shall be true, correct and complete in all respects on the date hereof.

2.1

ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted. The Company has the corporate power and authority to own and operate its properties and assets, to execute and deliver (i) this Agreement, and (ii) the Investor Rights Agreement (sometimes collectively referred as the “Agreements”). The Company is duly licensed or qualified to do business as a foreign corporation in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary and where the failure to so qualify would have a Material Adverse Effect.

2.2

AUTHORIZATION. The Company has all necessary corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and any other agreements or instruments executed by the Company in connection herewith or therewith (collectively, the “Related Agreements”), and the consummation by the Company of the transactions contemplated herein or therein, and for the due authorization, issuance and delivery of the Purchased Shares. Sufficient shares of authorized, but unissued shares of Common Stock have been reserved for issuance upon conversion of the Preferred Stock, either voluntarily or automatically. The issuance of the Purchased Shares do not, require any further corporate action and is not and, will not be, subject to any preemptive right, right of first refusal or similar purchase right. Assuming due execution and delivery thereof by the other Persons contemplated to be party thereto, this Agreement and the Related Agreements will each be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

2.3

GOVERNMENT APPROVALS. No consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the Related Agreements, or in connection with the issuance of the Purchased Shares, except for those which have already been made or granted.

2.4	AUTHORIZED AND OUTSTANDING STOCK.

(a)

The authorized capital stock of the Company (immediately prior to the Closing) consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

(i)             There are 10,000,000 shares of Preferred Stock authorized under the Articles of Incorporation, of which 625,000 shares have been designated Series A Preferred Stock all of which will be sold pursuant to this Agreement. The rights, privileges, and preferences of the Series A Preferred Stock will be as stated in the Company’s Certificate of Designation attached hereto as Appendix A.

(b) The issued and outstanding capital stock of the Company (immediately prior to the Closing) will consist of 6,780,000 shares of Common Stock. There are no outstanding shares of Preferred Stock, and the Company has no plans to issue any Preferred Stock except as stated in this Agreement. All of the issued and outstanding shares of capital stock of the Company are, and when issued in accordance with the terms hereof, duly authorized and validly issued and fully paid and non-assessable, with no personal liability attaching to the ownership thereof. When issued in accordance with the terms hereof, the Purchased Shares will be free and clear of all Liens imposed by or through the Company, except for restrictions imposed by Federal or state securities or “blue sky” laws and except for those imposed pursuant to this Agreement. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class or series of capital stock of the Company are as set forth in the certified Articles of Incorporation of the Company delivered under Section 5.6 hereof.

(c)

Unless otherwise noted in Schedule 2.4, there is (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) issued by the Company to purchase or acquire any shares of capital stock of the Company, (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof and (iv) there are no agreements, written or oral, between the Company and any holder of its capital stock relating to the acquisition, disposition or voting of the capital stock of the Company.

No person or entity is entitled to (i) any preemptive right, right of first refusal or similar rights granted by the Company with respect to the issuance of any capital stock of the Company. No person or entity has been granted rights by the Company with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended (the “Securities Act”). All of the issued and outstanding shares of the Company’s capital stock have been offered, issued and sold by the Company in compliance with applicable Federal and state securities laws.

2.5

SUBSIDIARIES. The Company has no subsidiaries nor any investment or other interest in, or any outstanding loan or advance equal to or greater than $10,000 to or from, any Person, including, without limitation, any officer, director or stockholder.

2.6

SECURITIES LAW COMPLIANCE. Assuming the representations and warranties of DFF-I set forth in Section 4.1 hereof are true and correct, the offer and sale of the Purchased Shares (the “Issuable Securities”) pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Neither the Company nor any person acting on its behalf has, in connection with the offering of the Issuable Securities, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering and sale of the Issuable Securities pursuant to this Agreement or that would violate applicable state securities or “blue sky” laws. The Company has not made and will not prior to the Closing make, directly or indirectly, any offer or sale of the Issuable Securities or of securities of the same or similar class as the Issuable Securities if, as a result, the offer and sale contemplated hereby could fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Securities Act.

2.7	FINANCIAL INFORMATION.

(a)

The Company has made available to DFF-I true and complete copies of all financial documents, including financial statements (the “Financial Documents”). As of their respective dates, none of the Financial Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)

Except as and to the extent expressly set forth in the Balance Sheet, or the notes, schedules or exhibits thereto, or as disclosed in the Financial Documents, (i) as of December 31, 2004, the Company did not have any material liabilities or obligations (whether absolute, contingent, accrued or otherwise) that would be required to be included on a balance sheet or in the notes, schedules or exhibits thereto prepared in accordance with GAAP and (ii) since December 31, 2004, excluding the financing between the Company and DFF-I, the Company has not incurred any such material liabilities or obligations other than in the ordinary course of business and which do not exceed $10,000 in the aggregate.

2.8

ABSENCE OF CERTAIN EVENTS; NO MATERIAL ADVERSE CHANGE. The Company has conducted its business operations in the ordinary course and there has not occurred any event or condition having or, that is reasonably likely to have, a Material Adverse Effect. Without limiting the generality of the foregoing, since December 31, 2004 there has not occurred:

(a)	any change or agreement to change the general character or nature of the business of the Company;

(b)	any purchase, sale, transfer, assignment, conveyance or pledge of the assets or properties of the Company, except in the ordinary course of business;

(c)	any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(d)

any waiver or modification by the Company of any right or rights of substantial value, or any payment, direct or indirect, in satisfaction of any liability, in each case, having a Material Adverse Effect;

(e)	any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f)

any liability, contract, agreement, license, loan, advance, capital expenditure or other commitment entered into or assumed by or on behalf of the Company relating to the business, assets or properties of the Company, whether oral or written, except in the ordinary course of business or which would individually or in the aggregate not have a Material Adverse Effect;

(g)

any change in the accounting principles, methods, practices or procedures followed by the Company in connection with the business of the Company or any change in the depreciation or amortization policies or rates theretofore adopted by the Company in connection with the business of the Company;

(h)

any declaration or payment of any dividends, or other distributions in respect of the outstanding shares of capital stock of the Company or any other change in authorized capitalization of the Company, except as contemplated by this Agreement;

(i)

any grant or award of any options, warrants, conversion rights or other rights to acquire any shares of capital stock of the Company, except as contemplated by this Agreement or except pursuant to employee benefit plans, programs or arrangements in existence on the date hereof, in the ordinary course of business consistent with past practice; any adoption, or amendment in any material respect, by the Company of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, change of control, retention, disability, death benefit, hospitalization, medical, or other plan, arrangement, or understanding (whether or not legally binding) providing benefits to any current or former employee, officer, or director of the Company (collectively, “Benefit Plans”);

(j)

any granting by the Company to any employee earning in excess of $10,000 per year of any increase in compensation, severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements or otherwise in the ordinary course of business; or

(k)	entering into any commitment (contingent or otherwise) to do any of the foregoing.

2.9

TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than those that have otherwise arisen in the ordinary course of business.

2.10

LITIGATION. Unless otherwise disclosed in Schedule 2.10, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company or affecting any of the Company’s properties or assets, or to the knowledge of the Company against any officer or key employee of the Company in his or her capacity as such, nor has there occurred any event or, to the knowledge of the Company, does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted with any substantial chance of recovery, including, without limitation, proceedings, investigations or arbitrations by the Commission, the National Association of Securities Dealers, Inc., any stock exchanges, other self-regulatory organizations or state securities commissions. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

2.11	COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS.
(a)

The Company is in compliance with all of the provisions of this Agreement and its charter and by-laws (or comparable organizational instruments with different names), and, in all material respects with the provisions of each mortgage, indenture, lease, license, other agreement or instrument, and each judgment, decree, judicial order, statute, and regulation (whether issued under domestic, foreign or international law) by which it is bound or to which it or any of its respective properties are subject.

(b)

Assuming the representations of DFF-I set forth in Section 4.1 hereof are true and correct, neither the execution, delivery or performance by the Company of this Agreement and the Related Agreements, nor the offer, issuance, sale or delivery of the Purchased Shares, with or without the giving of notice or passage of time, or both, will violate, or result in any breach of, or constitute a default under, or result in the imposition of any encumbrance upon any asset of the Company pursuant to any provision of the Company’s charter or by-laws (or comparable organizational instruments with different names), or any statute, rule or regulation, contract, lease, judgment, decree or other document or instrument by which the Company is bound or to which the Company or any of its properties is subject, or, to the knowledge of the Company, will cause the Company to lose the benefit of any right or privilege it presently enjoys or, to the knowledge of the Company, cause any Person who is expected to normally do business with the Company to discontinue to do so on the same basis.

(c)

The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

2.12

TAXES. The Company has filed all Tax returns (including statements of estimated Taxes owed) required to be filed within the applicable periods for such filings (with due regard to any extension) and has paid all Taxes required to be paid, and has established adequate reserves (net of estimated Tax payments already made) for the payment of all Taxes payable in respect to the period subsequent to the last periods covered by such returns. No deficiencies for any Tax are currently assessed against the Company, and no Tax returns of the Company have been audited during the last three (3) years, or such shorter period if applicable, and, there is no such audit pending or, to the knowledge of the Company, contemplated. There is no Tax Lien, whether imposed by any federal, state or local tax authority, outstanding against the assets, properties or business of the Company, except for any Lien for Taxes not yet due and payable. The Company currently is not the beneficiary of any extension of time within which to file any tax return. There is no outstanding claim by an authority in a jurisdiction where the Company does not file tax returns that it is or may be subject to the imposition of any tax by that jurisdiction. The Company has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to any tax assessment of deficiency, or the collection of any tax, which remains outstanding. The Company has not made or is not obligated to make any payments or is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code or that are subject to an excise tax under Section 4999 of the Code. The Company is not subject to any closing agreements with any tax authority. No power of attorney has been granted by the Company, and is currently in force, with respect to any matter relating to Taxes. For the purposes of this Agreement, the terms “Tax” and “Taxes” shall include all federal, state, local and foreign taxes, including income, franchise, property, sales, withholding, payroll and employment taxes.

2.13	INTELLECTUAL PROPERTY; PROPRIETARY RIGHTS; EMPLOYEE RESTRICTIONS.

(a)

For purposes of this Agreement, “Intellectual Property Rights” shall mean all registered copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names and Internet domain names that are used by the Company in the Company’s business as presently conducted, together with all other intellectual property rights owned by the Company and used in connection with its business and (i) all licenses, assignments and releases of intellectual property rights of others in material works embodied in the Company’s products, (ii) any and all intellectual property rights, licenses, databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates and marketing materials created by or on behalf of the Company, and (iii) inventions, trade dress, logos and designs created by or on behalf of the Company. All Intellectual Property Rights purported to be owned by the Company which were developed, worked on or otherwise held by any employee, officer, consultant or otherwise are owned free and clear by the Company by operation of law or have been validly assigned to the Company. All licenses, assignments, and releases of Intellectual Property Rights are valid and binding agreements of the Company and, to the Company’s knowledge, of the other parties thereto, enforceable in accordance with their terms. All services provided to the Company by non-employees in respect of the creation, modification or improvement of any Intellectual Property Rights of the Company (including, without limitation, software, hardware, copyrightable works and the like) have been performed pursuant to agreements with the Company and, to the Company’s knowledge, of the other parties thereto, enforceable in accordance with its terms. The Intellectual Property Rights are sufficient in all material respects to carry on the business of the Company as presently conducted. The Company has ownership of or license to use all Intellectual Property Rights as owned or licensed by the Company or has obtained any licenses, releases or assignments reasonably necessary to use all third parties’ Intellectual Property Rights in works embodied in the Company’s products. The present business activities or products of the Company does not infringe any Intellectual Property Rights of others, except in those instances in which such infringement would not result in a Material Adverse Effect. The Company has not received any written notice or other claim from any person asserting that any of the Company’s present activities infringe in any material respect any Intellectual Property Rights of such person.

(b)

The Company has all franchises, permits, licenses and other rights and privileges required to permit it to own its property and to conduct its business as it is presently conducted other than franchises, permits, licenses and other rights and privileges which if not held by the Company would not have a Material Adverse Effect or result in a fine or penalty in excess of $5,000 individually or in the aggregate.

2.14

AGREEMENTS OF DIRECTORS, OFFICERS AND EMPLOYEES. To the knowledge of the Company, no director, officer or employee of or consultant to the Company is in violation of any terms of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other contract or agreement containing restrictive covenants relating to the right of any such director, officer, employee or consultant to be employed or engaged by the Company because of the nature of the business conducted or proposed to be conducted by the Company, or relating to the use of trade secrets or proprietary information of others in each case, other than any violation which would not have a Material Adverse Effect. All employees of the Company have executed an employee confidentiality agreement, invention assignment agreement or non-competitive or non-solicitation agreement with the Company.

2.15

GOVERNMENTAL AND INDUSTRIAL APPROVALS. The Company has all permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies required for the Company to conduct its business as presently conducted other than permits, licenses, orders, franchises and other rights and privileges which if not held by the Company would not, individually or in the aggregate, have a Material Adverse Effect. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders, franchises or other rights and privileges will be affected by the consummation of the transactions contemplated in this Agreement and the Related Agreements.

2.16

CONTRACTS AND COMMITMENTS. All of the material contracts of the Company have been provided to DFF-I and are in full force and effect. The Company is not nor, to the knowledge of the Company, is any other party in material breach of or in material default under any such contract.

2.17

EMPLOYEE MATTERS. Unless otherwise disclosed in Schedule 2.17, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation plan or agreement. Except for employees who have a current effective employment agreement with the Company, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company has no knowledge that any of the officers or other key employees of the Company presently intend to terminate his or her employment. The Company is in compliance in all material respects with all applicable laws and regulations relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours.

2.18

TRANSACTIONS WITH AFFILIATES. There are no loans, leases, or other agreements, understandings, or continuing transactions between the Company on the one hand, and any officer or director of the Company or any person owning five percent (5%) or more of the Common Stock of the Company or any respective family member or Affiliate of such officer, director or stockholder on the other hand, that are required by federal securities laws to be disclosed.

2.19

ASSUMPTIONS, GUARANTEES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness of any other Person, Firm, or Corporation, except guarantees by endorsement of negotiable instruments for deposit or collection.

2.20

FOREIGN CORRUPT PRACTICES ACT. The Company has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. To the knowledge of the Company, there is not now, and there has never been, any employment by the Company of, or beneficial ownership in the Company by, any governmental or political official in any country in the world.

2.21	INVESTMENT COMPANY ACT. The Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

2.22

DISCLOSURES. Neither this Agreement or the Related Agreements contains any untrue statement of a material fact by the Company or omits a material fact required to be provided by the Company in response to the requirements of this Agreement to make the statements made herein or therein, in light of the circumstances in which made, not misleading.

2.23

REGISTRATION RIGHTS AND VOTING RIGHTS. The Company is not presently under any obligation, and has not granted any rights, to register any of the Company’s presently outstanding securities or any of its subsidiaries that may hereafter be issued except as agreed with this Agreement and Related Agreements with DFF-I. The Company has no knowledge of any stockholder of the Company that has entered into any agreement with respect to the voting of equity securities of the Company.

2.24

NO INTERGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any Related Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act. Nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the securities to be integrated with other offerings.

ARTICLE III

COVENANTS OF THE COMPANY

Without limiting any other covenants and provisions hereof, covenants and provisions of the Investor Rights Agreement or as may be otherwise set forth below, the Company covenants and agrees that it will observe the following covenants on and after the date hereof and for so long as DFF-I holds any shares of Preferred or Common Stock:

3.1

INSPECTION. Upon prior notice, at any reasonable time during normal business hours and from time to time, the Company will permit DFF-I, as long as at such time DFF-I owns 2% or more of the then outstanding capital stock of the Company, or any of its authorized agents or representatives, to examine and make copies of and extracts from the records and books of account of and visit the properties of the Company and to discuss the Company’s affairs, finances and accounts with any of its officers or directors; provided that DFF-I, if exercising rights under this Section 3.1, shall (i) use all reasonable efforts to ensure that any such examination or visit results in a minimum of disruption to the operations of the Company and (ii) prior to the Company disclosing or providing access to information with respect to the Company, shall agree in writing to keep all proprietary information of the Company disclosed to him in the course of such inspection confidential in a manner consistent with prudent business practices and treatment of DFF-I’s own confidential information. The rights granted under this Section 3.1 shall be in addition to any rights which DFF-I may have under applicable law in its capacity as a stockholder of the Company.

3.2	BOARD OF DIRECTORS.

(a)

So long as DFF-I owns at least 10% of the Preferred Stock issued under this Agreement between the two parties, DFF-I voting as a class will have the ability to elect the minority of the directors (“Preferred Directors”) to the Company’s Board of Directors. The remaining directors will be elected by the common stock voting as a class (“Common Directors”). In the event of any default in the Preferred voting rights, the Preferred Stock owned by DFF-I will continue to designate the Preferred Directors and in addition, participate in electing the Common Directors, which will be determined with the Preferred Stock having 80 votes per share owned and then voting with the Common Stock as a class.

(b)

A vacancy in the Preferred Directors to be elected by DFF-I shall be filled only by a nominee of DFF-I who must be appointed by the Board of Directors in accordance with the By-laws of the Company. As long as DFF-I owns shares of Preferred Stock or not less than 2% of the shares of Common Stock issued upon conversion thereof, a DFF-I Representative shall be invited to attend in person or by telephone conference call any and all meetings of the Board of Directors and all committees thereof in a nonvoting observer capacity. In addition, the Company will provide such representative copies of all notices, minutes, consents and other material that it provides to its directors, provided however, that such representatives will agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided.

(c)	All board meetings shall be conducted in the State of Nevada at the Company’s corporate offices or other approved location.

3.3

INDEMNIFICATION. The Company agrees to indemnify, hold harmless, reimburse and defend DFF-I, each of DFF-I’s officers, directors, affiliates, control persons, and principal stockholders, against any claims, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon DFF-I which results, arises out of or is based upon: (i) any misrepresentation by the Company or breach of any warranty by Company in this Agreement, any Related Agreements; or (ii) any breach or default in performance by Company of any covenant or undertaking to be performed by Company hereunder, or any other agreement entered into by the Company and DFF-I relating hereto.

3.4

STOCK RESTRICTION AGREEMENT. The founders and all other insider holders (officers, directors, or owners of 5% of the issued and outstanding shares of common stock) of the Company will be required to execute a 12 month lock up agreement, which shall provide an allowance for the sale of 50,000 shares of Common Stock per every ninety (90) days commencing on the first anniversary from trading on the OTC:BB. Further, any of the Company’s stockholders who hold more than two percent (2%) of the issued and outstanding shares of the Company’s Common Stock prior to DFF-I’s investment (except for shares held by Jenny Kim personally) shall execute a stock restriction agreement allowing for the sale of no more than 10,000 shares per month commencing on the first day of trading on the OTC:BB.

ARTICLE IV

INVESTMENT REPRESENTATIONS

4.1

REPRESENTATIONS AND WARRANTIES. DFF-I hereby represents and warrants to the Company, understanding and agreeing that the Company is entering into this Agreement in part in reliance on such representations and warranties, as follows:

(a)	DFF-I is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Act;

(b)

DFF-I is duly authorized to execute this Agreement and the Related Agreements, and assuming due execution and delivery by the Company of the Agreement and the Related Agreements, this Agreement and the Related Agreements to which DFF-I is a party constitute legal, valid and binding obligations of DFF-I, enforceable against DFF-I in accordance with their respective terms;

(c)

DFF-I has been advised by the Company that the Purchased Shares have not been registered under the Act, that the Purchased Shares will be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s reliance thereon is based in part upon the representations made by DFF-I in this Agreement and the Related Agreements. DFF-I acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities;

(d)

DFF-I is purchasing the Purchased Shares for investment purposes, for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws;

(e)	By reason of its business or financial experience, DFF-I has the capacity to protect its own interest in connection with the transactions contemplated hereunder; and

(f)

No person has or will have, as a result of the transaction contemplated by this Agreement, any right, interest or claim against or upon DFF-I, or the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by DFF-I.

4.2

PERMITTED SALES; LEGENDS. Notwithstanding the foregoing representations, the Company agrees that it will permit (i) a distribution of Purchased Shares by DFF-I to one or more Permitted Transferees, if the Permitted Transferee agrees in writing to be subject to the terms hereof to the same extent as if it were an original purchaser hereunder and (ii) subject to the provisions of Section 7.10 hereof, a sale or other transfer of any of the Purchased Shares if such transaction is exempt from the registration requirements of, or is covered by an effective registration statement under, the Act and applicable state securities or “blue-sky” laws. The certificates representing the Purchased Shares shall bear a legend evidencing such restriction on transfer substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

ARTICLE V

CONDITIONS OF DFF-I’S OBLIGATION

5.1

EFFECT OF CONDITIONS. The obligation of DFF-I to purchase and pay for the Purchased Shares at the Closing shall be subject at their election to the satisfaction of each of the conditions stated in the following Sections of this Article V.

5.2	REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct on the date of the Closing.

5.3

PERFORMANCE. The Company shall have performed and complied with all of the agreements, covenants and conditions contained in this Agreement required to be performed or complied with by it at or prior to the Closing.

5.4

NO MATERIAL ADVERSE CHANGE. The business, properties, assets or financial condition of the Company, taken as a whole, shall not have been materially adversely affected since the date of this Agreement, whether by fire, casualty, act of God or otherwise, and there shall have been no other changes in the business, properties, assets, financial condition or management of the Company, that would have a material adverse effect on their combined businesses or assets.

5.5

CONSENTS AND WAIVERS. The Company shall have obtained all consents or waivers necessary to execute this Agreement and the other agreements and documents contemplated herein, to issue the Purchased Shares and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Related Agreements, the Purchased Shares and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

5.6	COMMON STOCK CERTIFICATES. The Company shall have delivered a stock certificate to DFF-I representing the Purchased Shares to be purchased by DFF-I.

5.7	DUE DILIGENCE. DFF-I shall have satisfactorily completed their business, financial, accounting and legal due diligence investigation of the Company.

5.8

NON-PUBLIC INFORMATION. DFF-I agrees to not effect any sales in the shares of the Company’s Common Stock while in possession of material, non-public information regarding the Company as such sales would violate applicable securities laws.

ARTICLE VI

CONDITIONS OF THE COMPANY’S OBLIGATION

6.1

EFFECT OF CONDITIONS. The Company’s obligation to sell the Purchased Shares shall be subject at its election to the satisfaction of each of the conditions stated in the following Sections of this Article VI.

6.2

REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of DFF-I contained in this Agreement shall be true and correct on the date of the Closing with the same effect as though made on and as of that date and, with respect to the Company’s obligation to issue and deliver Purchased Shares to DFF-I, DFF-I shall have tendered payment for the Purchased Shares within 30 days of Closing in accordance with Section 1.2 hereof.

6.3

CONSIDERATION FOR THE SHARES. DFF-I shall have paid the purchase price of the Purchased Shares to be purchased by DFF-I in full at Closing either by certified check or by wire transfer of immediately available funds to an account designated in writing by the Company.

6.4

PERFORMANCE. DFF-I shall have performed and complied with all of the agreements, covenants and conditions contained in this Agreement required to be performed or complied with by them at or prior to the Closing.

ARTICLE VII

MISCELLANEOUS

7.1

SURVIVAL OF REPRESENTATIONS. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the Closing of the transactions contemplated hereby. Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement shall terminate on, and no claim or action with respect thereto may be brought after, the second anniversary of the Closing Date, except that the representations and warranties contained in Sections 2.4(b) and 2.6 hereof shall survive indefinitely.

7.2

PARTIES IN INTEREST. All covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto (including Permitted Transferees of any of the Purchased Shares). Except as may be required to be disclosed by order of a court or otherwise required by law, the parties agree to maintain in confidence the terms of the purchase of the Purchased Shares hereunder, except that DFF-I may disclose such terms to their investors in the ordinary course and except that the Company may disclose such terms to its stockholders, accountants, bankers and advisors in the ordinary course.

7.3

SHARES OWNED BY AFFILIATES. For the purposes of applying all provisions of this Agreement which condition the receipt of information or access to information or exercise of any rights upon ownership of a specified number or percentage of shares, the shares owned of record by any Affiliate of DFF-I shall be deemed to be owned by DFF-I.

7.4

AMENDMENTS AND WAIVERS. Amendments or additions to this Agreement may be made and compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and DFF-I. This Agreement (including the Exhibits annexed hereto, which are an integral part of this Agreement) constitutes the full and complete agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to the subject matter hereof, including without limitation the Term Sheet and Investor Rights Agreement among the parties hereto.

7.5

NOTICES. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Company or to DFF-I at the address set forth below or to such other address as may be furnished in writing to the other parties hereto:

The Company:	Medsonix, Inc.
2626 South Rainbow Blvd., Suite 109
Las Vegas, Nevada 89146
Attention: Alphonse Cassone
	Tel:	(702) 873-3700
	Fax:	(702) 873-6880
E-mail:AlCassone@aol.com

with a copy to:	Stoecklein Law Group
	402 West Broadway, Suite 400
	San Diego, California 92101
	Attention: Donald J. Stoecklein
	Tel:	(619)	595-4882
	Fax:	(619)	595-4883
	E-mail:	djs@slgseclaw.com

DFF-I:	DaVinci-Franklin Fund I, LLC
	770 East Warm Springs Rd., Suite 250
	Las Vegas, Nevada 89119
	Attention: Anthony N. DeMint
	Tel:	(702)	866-5885
	Fax:	(702)	794-0744
	E-Mail:dfc@davincifranklin.com

All such notices, request, demands, consents and other communications shall be deemed to have been duly given or sent seven (7) days following the date on which mailed, or on the date on which delivered by hand, by facsimile transmission or e-mail (receipt confirmed), as the case may be, and addressed as aforesaid.

7.6

EXPENSES. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby except the Company will bear all the expenses in connection with the registration statement filed with the SEC.

7.7

COUNTERPARTS. This Agreement and any exhibit hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

7.8	EFFECT OF HEADINGS. The article and section headings herein are for convenience only and shall not affect the construction or interpretation hereof.

7.9

GOVERNING LAW. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law thereunder. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the Federal or state courts sitting in Nevada and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

In the event that any provision of this agreement or any related agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this agreement or any related agreement.

7.10

ASSIGNMENT. This Agreement may not be assigned by DFF-I except that DFF-I has the right to assign or transfer any of its rights pursuant to this Agreement in connection with (and in proportion to) its transfer of securities purchased hereunder to any Permitted Transferee or in accordance with the Section 7 of the Investor Rights Agreement or to any other party with the prior written consent of the Company, which shall not be unreasonably withheld. The Company may not assign or transfer any of its rights pursuant to this Agreement unless the Company first obtains the express written consent of DFF-I. Any assignment in violation of the terms of this Agreement shall be null and void AB INITIO.

7.11

REMEDIES. The Company stipulates that the remedies at law of DFF-I in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of Article I hereof are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any provision of Article I or by an injunction against a violation of any of the terms thereof or otherwise.

7.12

NO BROKERS OR FINDERS. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company or DFF-I for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company.

IN WITNESS WHEREOF, the Company and DFF-I have caused this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.

THE COMPANY:

Medsonix, Inc.,
a Nevada corporation

By:/s/ Alphonse Cassone
Alphonse Cassone, President

DFF-I:

DaVinci-Franklin Fund I, LLC

By:/s/ Anthony N. DeMint
Anthony N. DeMint, President

APPENDIX A

CERTIFICATE OF DESIGNATION